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                       Law Office of William M. Curtis
                               Attorney at Law
                             25241 Buckskin Drive
                     Laguna Hills, California  92653-5736
                             --------------------
                           Telephone (714) 831-0400
                             FAX  (714) 831-4141


VIA FAX  (212) 308-3939
ORIGINAL TO FOLLOW BY MAIL
                                October 17, 1994

Terry L. Nagelvoort
Nagelvoort & Company, Inc.
450 Park Avenue
New York, NY  10022

                 RE: ROPAK WARRANTS ISSUED TO JET PARTNERS

Dear Skip:

         The terms of the common stock purchase warrants issued by Ropak Corporation to Jet Partners requires that the warrant holder be notified whenever there are events necessitating an adjustment to the warrant exercise price and number of shares covered by the warrants.

         My files indicate you were advised of adjustments resulting from the 10% stock dividends declared on the common stock as of June 30, 1988 and June 30, 1989. As you know, there were two subsequent 10% stock dividends declared in 1990 and 1991. The attached sheet indicates the effect of all adjustments required to date for stock dividends declared by Ropak Corporation. The warrants, therefore, now cover an aggregate of 436,602 shares at a warrant exercise price of approximately $5.4641 per share.

                                           Sincerely,

                                           /S/ WILLIAM M. CURTIS
                                           William M. Curtis
                                              Assistant Secretary,
                                              Ropak Corporation
WMC/ams

cc:      Ronald W. Cameron





                                EXHIBIT 10.48